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Exhibit 32
CERTIFICATION PURSUANT TO 18 USC SECTION 1350

CERTIFICATION PURSUANT TO 18 USC SECTION 1350

        I, Luke C. Zouvas, attorney at law, stood and served as Custodian/Trustee of this Corporation, as of December 31, 2002, with the resulting powers of Sole Interim Officer and Director. In connection with this Annual Report on Form 10-KSB, dated March 6, 2003. I hereby certify, to the best of my knowledge and belief:

  (1)
  This report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in this report fairly presents, in all material aspects, the financial condition and results of operations of this Registrant Company.

Certification Dated: September 10, 2003

/S/ LUKE C. ZOUVAS
Luke C. Zouvas
Custodian/Trustee as
Sole Interim Officer/Director

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Exhibit 32 CERTIFICATION PURSUANT TO 18 USC SECTION 1350
CERTIFICATION PURSUANT TO 18 USC SECTION 1350